UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 5, 2012

Mimvi, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

440 N. Wolfe Road

Sunnyvale, California 94086

(Address of principal executive offices)

818-483-3585

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Company’s 2010 Stock Plan. On October 5, 2012, the Board of Directors of the Company approved an amendment to the Company’s 2010 Stock Plan (the “Plan”) to increase the number of shares of the Company’s common stock reserved for issuance thereunder from 10,000,000 to 15,000,000.

The foregoing summary is qualified in its entirety by reference to the full text of the 2010 Stock Plan, as amended, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e) On October 5, 2012, the Company’s Board of Directors approved the grant of stock option awards to certain employees and consultants of the Company (the “Options”), including to the following named executive officers, in the amounts set forth, and effective as of each respective grant date, as follows:

Named Executive Officer	Stock Options Granted	Grant Date
Kasian Franks, Chief Visionary Officer	1,000,000	October 5, 2012
Michael Poutre, Chief Executive Officer	1,000,000	October 5, 2012
Kevin Conner, Chief Financial Officer	1,000,000	October 5, 2012

The Options are ten (10) year options to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). All of the Options have an exercise price of $0.42 per share, the closing price of one share of the Company’s Common Stock on the Grant Date, and the Options granted to the executive officers are intended to be incentive stock options for tax purposes. Fifty percent (50%) of the Options vest immediately and the remainder become exercisable monthly at a rate of 1/24th per month for the 24 months following the date of grant, in each case, if the named executive officer remains employed by the Company or any of its subsidiaries on each vesting date. Notwithstanding the foregoing, if the applicable holder becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) or dies prior to the final exercise date of the Options or if the applicable holder’s continued employment with the Company terminates following the effective date of an Acquisition of the Company (as defined in the Company’s 2010 Stock Plan, as amended (the “Plan”)), the vesting of the shares subject to the applicable option will be accelerated so that all of the Options held by such holder that have not yet vested as of such date of death, date of disability or termination date (as applicable) will vest immediately. Payment of the exercise price may be made in cash, by certified or cashier’s check or on a cashless basis.

The Options were granted and will be granted under and in accordance with the terms and conditions of the 2010 Plan, as amended filed as an exhibit hereto, and pursuant to the Company’s standard form of Stock Option Agreement filed as an exhibit hereto.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated 2010 Stock Plan
10.2	2010 Stock Plan Form of Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMVI, INC.

Date: October 12, 2012	By:	/s/Michael Poutre
Michael Poutre
Chief Executive Officer